REGISTRATION RIGHTS AGREEMENT
                             dated as of May 2, 2001
                                      among
                                  ABC-NACO Inc.
                                       and
            THE HOLDERS OF REGISTRABLE SECURITIES REFERRED TO HEREIN

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NY1  2068814v8

NY1  2068814v8
                          REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of May 2, 2001 among ABC-NACO, INC., a Delaware corporation (the "Company"), and the Persons named on Schedule 1 as Holders (each a "Holder" and collectively, the "Holders").
                                    RECITALS
     WHEREAS, pursuant to that certain Warrant Purchase Agreement dated as of May 2, 2001 ("Warrant Purchase Agreement") by and among the Company and the Holders, Holders purchased warrants exercisable for the purchase of shares of Common Stock of the Company (as further defined below, the "Warrants"), and the Company has agreed to provide certain rights to Holders to cause such shares (as further defined below, the "Registrable Securities") to be registered under the Securities Act; and
     WHEREAS, the parties hereto hereby desire to set forth the Holders' rights and the Company's obligations to cause the registration of the Registrable Securities under the Securities Act;
NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section  1.     Definitions  and  Usage.
     As  used  in  this  Agreement:
1.1.     Definitions.
     Agent. "Agent" shall mean the principal placement agent on an agented placement of Registrable Securities.
Commission. "Commission" shall mean the Securities and Exchange Commission. Common Stock. "Common Stock" shall mean (i) the common stock, par value $.01 per share, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.
Continuously Effective. "Continuously Effective", with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.
Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934. Excluded Form. "Excluded Form" shall mean a registration statement filed pursuant to the Securities Act on Form S-8, S-4 or any similar or successor forms.
Holders. "Holders" shall mean the Persons named on Schedule 1 as Holders of Registrable Securities and Transferees of such Persons' Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 10, at such times as such Persons shall own Registrable Securities.
Initial Public Offering. "Initial Public Offering" shall mean first offering of shares of Common Stock registered pursuant to the Securities Act. Majority Selling Holders. "Majority Selling Holders" shall mean those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein. Person. "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.
Piggyback Registration. "Piggyback Registration" shall have the meaning set forth in Section 4.
Register, Registered and Registration. "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.
Registrable Securities. "Registrable Securities" shall mean, subject to Section 10 and Section 12.3: any shares of Warrant Stock. For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected.
Registrable Securities then outstanding. "Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.
Registration Expenses. "Registration Expenses" shall have the meaning set forth in Section 8.1.
Securities Act. "Securities Act" shall mean the Securities Act of 1933. Selling Holders. "Selling Holders" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.
Shelf  Registration.  "Shelf  Registration"  shall have the meaning set forth in
Section  2.1.
Shelf Registration Statement. "Shelf Registration Statement" shall mean the registration statement filed with the Commission with respect to the Shelf Registration.
Transfer. "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".
Underwriters' Representative. "Underwriters' Representative shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers. Violation. "Violation" shall have the meaning set forth in Section 9.1. Warrants. "Warrants" shall mean the Warrants issued to the initial Holders pursuant to the Warrant Purchase Agreement, and all Warrants issued upon transfer, division or combination of, or in substitution for such Warrant or Warrants.
Warrant Purchase Agreement. "Warrant Purchase Agreement" shall have the meaning set forth in the Recitals.
Warrant Stock. "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction.
1.2.     Usage.
(i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially  all  the assets of such Person or otherwise, as the case may be).
(ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.
(iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).
(iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.
(v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.
(vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.
(vii) The term "hereof" and similar terms refer to this Agreement as a whole.
(viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 16.
Section  2.     Shelf  Registration.
2.1. The Company shall, at its sole cost and expense, file with the Commission and thereafter shall use its best efforts to cause to be declared effective, not later than the earlier of (i) ninety (90) calendar days after the issuance of Series C Cumulative Convertible Participating Preferred Stock, par value $1.00, of the Company and (ii) one hundred and eighty (180) calendar days after the date of this Agreement, a registration statement (the "Shelf Registration Statement"), on a Form S-3 or any successor form thereto, if the Company is then eligible to use such form, relating to the offer and sale of Registrable Securities by the Holders thereof, from time to time, in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder of Registrable Securities shall be entitled to have its Registrable Securities covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.
2.2. The Company shall use its best efforts to keep the Shelf Registration Statement Continuously Effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of Registrable Securities until all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement Continuously Effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law.
2.3. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 3. Shelf Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof, the following provisions shall apply:
3.1. The Company shall (A) furnish to each Holder of Registrable Securities, if applicable, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that any Holder of Registrable Securities, if applicable, is participating in the Shelf
Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Holder of Registrable Securities, if applicable, reasonably may propose; and (B) include the names of the Holders of Registrable Securities who propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling security holders.
3.2. The Company shall advise (and confirm such advice in writing if requested by the recipient of the advice) the Holders of Registrable Securities, if applicable:
     (A) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;
(B) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;
(D) of the receipt of the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(E) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
3.3. The Company shall use its best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.
3.4. The Company shall furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder of Securities so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).
3.5. The Company shall deliver to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto included in the Shelf Registration Statement by each of the Selling Holders of the Registrable Securities in connection with the offering and sale of the Securities covered by such prospectus or any such amendment or supplement.
3.6. Prior to any public offering of the shares of Securities, pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of Registrable Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.
3.7. The Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing such Registrable Securities free of any restrictive legends and in such denominations and registered in such names as the Holders of Registrable
Securities may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Shelf Registration Statement.
3.8.     Upon the occurrence of any event contemplated by paragraphs (B) through
(E) of Section 3.2 above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of Registrable Securities then the Holders of Registrable Securities shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2 above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders of Registrable Securities shall have received such amended or supplemented prospectus pursuant to this Section 3.8.
3.9. The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of
Section 11(a) of the Securities Act, no later than forty-five (45) calendar days after the end of a 12-month period (or ninety (90) calendar days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.
3.10. Each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement shall furnish to the Company such information regarding such Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably require and request for inclusion in the Shelf Registration Statement (and shall promptly correct any information previously furnished if the inclusion of such information in such Shelf Registration Statement would be materially misleading), and the Company may exclude from the Shelf Registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.
3.11. The Company shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as any Holder of Registrable Securities shall reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration. If an underwriting agreement is entered into pursuant to this paragraph, the Company shall cause any such agreement to contain indemnification provisions and procedures substantially similar to those set forth in Section 9 hereof (or such other procedures acceptable to the Holders of a majority of the aggregate principal amount of the Registrable Securities registered under the applicable Shelf Registration Statement and the managing underwriters, if any) with respect to all parties to be indemnified pursuant to
Section  9  hereof.
3.12. In the case of any Shelf Registration, the Company shall (A) make reasonably available for inspection by the Holders of Registrable Securities covered by such Shelf Registration Statements, any attorney, accountant or other agent retained by such Holders or any such underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and (B) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any such Holders of Registrable Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case as shall be reasonably necessary, in the judgment of any such Holder or any such underwriter, attorney, accountant or agent referred to in this paragraph, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of Holders of Registrable Securities by one counsel designated by and on behalf of such other parties; and provided, further, that as to any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery, such information shall be kept confidential by such Holders or by any such underwriter, attorney, accountant or other agent.
3.13. In the case of any Shelf Registration, (A) the Company, if reasonably requested by Holders of a majority of the Registrable Securities covered by such Shelf Registration, which request shall not be more frequent than once per fiscal quarter, shall cause its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders of Registrable Securities and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, provided such opinion is requested prior to the effective date (it being agreed that the matters to be covered by such opinion shall include such matters as are customarily included in opinions requested in underwritten offerings); and (B) the Company, if requested by any majority of Holders of Registrable Securities covered by such Shelf Registration, shall cause its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested.
3.14. In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall use its best efforts to assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in Section 2720 thereof) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 9 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.
3.15. The Company shall use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Shelf Registration Statement contemplated hereby.
Section  4.     Piggyback  Registrations.
4.1. The Company shall notify all Holders of Registrable Securities in writing at least forty-five (45) calendar days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on an Excluded Form or relating to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) calendar days after receipt of the above-described notice from the Corporation, so notify the Corporation in writing, and in such notice shall inform the Corporation of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
4.2. If the registration statement under which the Company gives notice under this Section 4 (the "Piggyback Registration") is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in such customary form with the managing underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
4.3. If any of the Registrable Securities registered pursuant to any Piggyback Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriters advise in writing the Company and the holders of such Registrable Securities that in its or their opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock (including Registrable Securities) proposed to be sold in such offering exceeds the maximum number of shares of Common Stock that can be sold in such offering, the Company shall include in such registration only such maximum number of shares of Common Stock (including Registrable Securities) which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, selected in the following order of priority: (A) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, and
(B) second, the securities requested to be included therein, and which the managing underwriters shall in their reasonable discretion deem advisable, allocated pro rata, based upon the number of shares of Common Stock that each such person shall have requested to be included therein.
Section 5. Additional Registration Rights. Except for registration rights disclosed in Schedule 12.3, if the Company grants registration rights to holders of any security of the Company which are more favorable to such holders than the registration rights granted hereunder, then such more favorable registration rights shall also be deemed to be granted to the Holders of the Registrable Securities hereunder, and the Company covenants and agrees to take any and all steps necessary to modify the terms of this Agreement to so provide.
Section 6. Registration Procedures. Whenever required under Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:
(i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders (selected by Majority Selling Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.
(ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 4.2.
(iii) Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.
(iv) Use the Company's best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(v) In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Shares, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.
(vi) Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
(vii) Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in
Section 12.1 and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.
(viii) Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.
(ix) Use the Company's best efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Majority Selling Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling shareholders who receive such comfort letters or opinions.
(x) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.
(xi) Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.
(xii) Use the Company's reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.
(xiii) Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.
Section 7. Holders' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:
(i) Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration;
(ii) Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders, as the case may be pursuant to this Agreement or the Company and the Majority Selling Holders.
Section 8. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:
8.1. With respect to each Shelf Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Registrations for each Selling Holder (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by Section 10), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by Holders of a majority of the Registrable Securities covered by such Shelf Registration) (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders).
8.2. The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 4 for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 10), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders of Registrable Securities).
8.3. Any failure of the Company to pay any Registration Expenses as required by this Section 8 shall not relieve the Company of its obligations under this Agreement.
Section 9. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:
9.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
(i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;
(ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;
provided, however, that the indemnification required by this Section 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 9 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.
9.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this
Section 9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 9.2 exceed the gross proceeds from the applicable offering received by such Selling Holder.
9.3. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 9, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 9. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.
9.4. If the indemnification required by this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 9:
(i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed  to include, subject to the limitations set forth in Section 9.1 and
Section 9.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 9.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
9.5. If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 9 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section
     9.4.
9.6. The obligations of the Company and the Selling Holders of Registrable Securities under this Section 9 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.
Section 10. Transfer of Registration Rights. Rights with respect to Registrable Securities may be Transferred as follows: all rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any of its Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and (y) the Transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.
Section 11. Holdback. Each Holder entitled pursuant to this Agreement to have Registrable Securities included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters' Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 15-day period prior to, and during the 180-day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that such Holder is timely notified of such effective date in writing by the Company or such Underwriters' Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.
Section 12. Covenants of the Company. The Company hereby agrees and covenants as follows:
12.1.
(i) The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

(ii) The Company shall not, and shall not permit its majority owned subsidiaries to, effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the five business days prior to, and during the 90-day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration statement prepared pursuant to this Agreement (other than by the Company pursuant to such registration if the registration is pursuant to Section 4).
(iii) Any agreement entered into after the date of this Agreement pursuant to which the Company or any of its majority owned subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities (other than (x) shares of Common Stock pursuant to a stock incentive, stock option, stock bonus, stock purchase or other employee benefit plan of the Company approved by its Board of Directors, and (y) securities issued to Persons in exchange for ownership interests in any Person in connection with a business combination in which the Company or any of its majority owned subsidiaries is a party) shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in the first sentence of Section 12.1(ii), in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).
12.2. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.
12.3. Except as disclosed in Schedule 12.3, the Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holder thereof to have securities owned by it included in a Shelf Registration.
Section 13. "Market Stand-Off' Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of
Common Stock of the Company, sell or otherwise transfer or dispose of any Registrable Securities (other than Registrable Securities being registered in such offering) for up to that period of time following the effective date of a registration statement of the Company filed under the Securities Act as is requested by the managing underwriter(s) of such offering, not to exceed one hundred twenty (120) calendar days; provided, however, that:
(i) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and
(ii) all officers, directors and ten percent (10%) or greater stockholders of the Company, provided such stockholders have acquired such securities directly from the Company, then holding Common Stock of the Company, shall enter into similar agreements.
     In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the then-remaining Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
Section  14.     Amendment,  Modification  and  Waivers;  Further  Assurances.
(i) This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding to such amendment, action or omission to act.
(ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.
(iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
Section 15. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 10.
Section  16.     Miscellaneous.
16.1.     Governing  Law  and  Jurisdiction.
               (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

               (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES TO THIS AGREEMENT WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPALINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

16.2. Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail
(registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to (i) in case of any of the Holders, the relevant address specified on Schedule 1 to this Agreement or in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement, and (ii) in case of the Company, to ABC-NACO Inc., 2001 Butterfield Road, Suite 502,Downers Grove,
Illinois  60515,  attn:  Brian  Greenburg,  Vice  President  and Treasurer, Tel:
630-852-1300,  Fax:  630-852-2264,  with  copies  to  (X)  ABC-NACO  Inc.,  335
Eisenhower Lane South, Lombard, Illinois 60148, attn: Vaughn Makary, Chief Executive Officer, Tel: 630-792-2010, Fax: 630-916-6496, and (Y) D'Ancona & Pflaum, 111 East Wacker, suite 2800, Chicago, IL 60601, attn: Suzanne Saxman,
Tel: (312) 602-2075, Fax: (312) 602-3075. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.
16.3. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.
16.4. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.
16.5. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.
16.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.
16.7. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.
16.8. Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.
16.9. Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 9 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, provided that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.
16.10. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.
16.11. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

     2
NY1  2068814v8

NY1  2068814v8
ABC-NACO  INC.


By:  ___________________________
       Name:
       Title:

BANK  OF  AMERICA,  N.A.          FLEET  NATIONAL  BANK
By:               By:
     Name:               Name:
     Title               Title

BANK  OF  AMERICA  CANADA          BANK  ONE,  NA  (Main  Chicago  Office)
By:               By:
     Name:               Name:
     Title               Title

ABN  AMRO  BANK  N.V.          FIRSTAR  BANK,  N.A.
By:               By:
     Name:               Name:
     Title               Title

PNC  BANK  NATIONAL  ASSOCIATION          HARRIS  TRUST  AND  SAVINGS  BANK
By:               By:
     Name:               Name:
     Title               Title

THE  NORTHERN  TRUST  COMPANY          LASALLE  BANK  NATIONAL  ASSOCIATION
By:               By:
     Name:               Name:
     Title               Title

          US  BANK  NATIONAL  ASSOCIATION
               By:
                    Name:
                    Title

     A-3
NY1  2068814v8
                                                                      SCHEDULE 1
                                                                 To Registration
                                                                Rights Agreement

                                 LIST OF HOLDERS

BANK  OF  AMERICA,  N.A.,
     PNC  BANK  NATIONAL  ASSOCIATION


Attn:
Tel:     Attn:
Fax:     Tel:
     Fax:
FLEET  NATIONAL  BANK
BANK  OF  AMERICA,  N.A.,     BANK  ONE,  NA  (MAIN  CHICAGO  OFFICE)



Attn:     Attn:
Tel:     Tel:
Fax:     Fax:

BANK  OF  AMERICA,  N.A.     FIRSTAR  BANK,  N.A.



Attn:     Attn:
Tel:     Tel:
Fax:     Fax:

BANK  OF  AMERICA  CANADA     HARRIS  TRUST  AND  SAVINGS  BANK



Attn:     Attn:
Tel:     Tel:
Fax:     Fax:

ABN  AMRO  BANK  N.V.     LASALLE  BANK  NATIONAL  ASSOCIATION



Attn:     Attn:
Tel:     Tel:
Fax:     Fax:

THE  NORTHERN  TRUST  COMPANY     US  BANK  NATIONAL  ASSOCIATION



Attn:     Attn:
Tel:     Tel:
Fax:     Fax:

     EXHIBIT A
     to Registration
     Rights Agreement
     AGREEMENT TO BE BOUND
     BY THE REGISTRATION RIGHTS AGREEMENT
     The undersigned, being the transferee of ______ shares of the common stock, $.01 par value per share [or describe other capital stock received in exchange for such common stock] (the "Registrable Securities"), of ________________________, a Delaware corporation (the "Company"), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities is governed by the Registration Rights Agreement dated as of May 2, 2001 initially among the Company and the Holders referred to therein (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.
Agreed  to  this  __  day  of  ______________,  ____________.
_________________________________
_________________________________*
_________________________________*
*Include  address  for  notices.